Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 15, 2022, relating to the financial statements of Reliefband Technologies, LLC as of December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

October 26, 2022